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                                                                   EXHIBIT 10.40

          CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST
            FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE
         SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED
                              WITH THE COMMISSION.

                                    ADDENDUM

This Addendum, dated as of April 30, 2002, is by and between Eastern Virginia Medical School ("EVMS") and AcSentient, Inc. ("AcSentient", along with EVMS, the "Parties") to that certain License Agreement entered into between the Parties having an Effective Date of April 24, 2002 ("Agreement").

Whereas, under the Agreement, AcSentient was obligated to pay EVMS an initial royalty payment of Sixty-Fix Thousand Dollars ($65,000.00) (the "Initial Royalty") on the Effective Date (April 24, 2002) pursuant to Section 2.2 of such Agreement, and,

Whereas, AcSentient did not pay to EVMS the Initial Royalty on April 24, 2002, and

Whereas, EVMS is willing to extend the date for payment of the Initial Royalty to May 15, 2002, in consideration for AcSentient's agreement to pay EVMS for the cost of filing National Phase patent applications in Italy and Spain corresponding to U.S. Patent No. 5,541,226 in Exhibit A to the Agreement, in the amount of Four Thousand Five Hundred Dollars ($4,500.00), incurred by EVMS prior to the Effective Date, as to which the Parties agree that said payment shall be considered to fall within Section 3 of the Agreement, and

Whereas, EVMS has consented in writing to the assignment by AcSentient of AcSentient's rights and obligations under the Agreement to ISTA Pharmaceuticals, Inc. ("ISTA").

Now, therefore, the Parties agree as follows:

The date for payment by AcSentient of the Initial Royalty of Sixty-Five Thousand Dollars ($65,000.00) under the Agreement is hereby extended to May 15, 2002, time being of the essence, payment to be made by wire transfer to the account of EVMS as EVMS shall instruct.

AcSentient shall pay EVMS an additional payment of Four Thousand Five Hundred Dollars ($4,500.00) on May 15, 2002, time being of the essence, payment to be made by wire transfer to the account of EVMS as EVMS shall instruct, for costs incurred by EVMS for National Phase application filings in Italy and Spain corresponding to U.S. Patent No. 5,541,226 in Exhibit A to the Agreement, which additional payment shall be considered by the Parties to fall within Section 3 of the Agreement.

Section 8.3 of the Agreement is hereby amended to provide that AcSentient's failure to pay the amounts agreed in this Adendum by May 15, 2002, shall result in automatic termination of the Agreement, as to which no further notice of any kind from EVMS shall be required.

AcSentient's obligations pursuant to Section 2.7 of the License Agreement, and, specifically, its obligation to pay EVMS [ * ] of all income or other compensation, equity or otherwise,

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

received or provided to AcSentient as a result of the assignment by AcSentient of AcSentient's rights and obligations under the Agreement to ISTA, are unchanged and remain in full force.

This Letter of Agreement shall be governed and in all respects in accordance with the laws of the Commonwealth of Virginia, and the parties hereby submit to the jurisdiction of the Virginia courts, both State and Federal.

This Letter of Agreement shall be binding upon and inure to the benefit of the respective parties and their successors.

No modification of this Letter of Agreement shall be effective unless made in writing and duly executed.

This Addendum constitutes the entire agreement between the Parties with respect to the subject matter hereof and supercedes all prior agreements and understandings between the Parties, whether written or oral, relating to said subject matter.

Acknowledged and agreed to by:

EASTERN VIRGINIA MEDICAL SCHOOL                   ACSENTIENT, INC.

By:    /s/ J. Sumner Bell, III, M.D.              By:    /s/ Lisa T. Grimes
   ---------------------------------                 ----------------------

Name:  J. Sumner Bell, III, M.D.                  Name:  Lisa T. Grimes

Title: President                                  Title: President and CEO

Date:  April 30, 2002                             Date:  5-1-02

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